Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement Form S-8 No. 333-115926 pertaining to Starwood Hotels & Resorts Worldwide, Inc. (the “Company”) 2004 Long-term Incentive Compensation Plan,

(2)	Registration Statement Form S-8 No. 333-115926-01 pertaining to the Company’s 2004 Long-term Incentive Compensation Plan,

(3)	Registration Statement Form S-8 No. 333-97469 pertaining to the Company’s Employee Stock Purchase Plan, 2002 Long-term Incentive Compensation Plan and 1999 Long-term Incentive Compensation Plan,

(4)	Registration Statement Form S-8 No. 333-97469-01 pertaining to the Company’s Employee Stock Purchase Plan, 2002 Long-term Incentive Compensation Plan and 1999 Long-term Incentive Compensation Plan,

(5)	Registration Statement Form S-8 No. 333-111384 pertaining to the Company’s 1999 Annual Incentive Plan for Certain Executives, and

(6)	Registration Statement Form S-8 No. 333-111384-01 pertaining to the Company’s 1999 Annual Incentive Plan for Certain Executives;
of our reports dated February 17, 2011, with respect to the consolidated financial statements and schedule of the Company and the effectiveness of internal control over financial reporting of the Company included in this Annual Report (Form 10-K) of the Company for the year ended December 31, 2010.
/s/ Ernst & Young LLP
New York, New York
February 17, 2011